SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             Form 8-A


        For Registration of Certain Classes of Securities
             Pursuant to Section 12(b) or (g) of the
                 Securities Exchange Act of 1934



                      Iomega Corporation
      (Exact name of registrant as specified in its charter)


                Delaware                              86-0385884
          (State of incorporation                 (I.R.S. Employer
               or organization)                   Identification No.)

        1821 West Iomega Way, Roy, Utah               84067
    (Address of principal executive offices)        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered

 Rights to purchase Series C Junior
 Participating  Preferred Stock,
$0.01 par value per share                     New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                               None

Item 1:  Description of Registrant's Securities to be Registered

         The description of the Rights (as defined in the Rights Agreement dated July 28, 1989, as amended September 24, 1990, between the Registrant and The First National Bank of Boston, as Rights Agent) to purchase the Registrant's Series C Junior Participating Preferred Stock, $0.01 par value per share, and related descriptions of the Registrant's Common Stock and Preferred Stock, set forth under the heading "Description of Capital Stock" on pages 44 and 45 of the Prospectus included in the Registrant's Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-03577), filed with the Securities and Exchange Commission on June 6, 1996, is incorporated herein by reference.

Item 2:  Exhibits

         Pursuant to Instruction II to Form 8-A, the following exhibits have been or will be filed with each copy of this registration statement filed with the New York Stock Exchange, but are not filed with the Securities and Exchange Commission:

         1.1 The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1995.

         1.2 Annual Report on Form 11-K with respect to the Iomega Retirement and Investment Savings Plan for the fiscal year ended
              December 31, 1995.

         2.1 The Registrant's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 6, 1996.

         2.2 The Registrant's Current Report on Form 10-C, as filed with the Securities and Exchange Commission on February 6, 1996.

         2.3 The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

         2.4 The Registrant's Current Report on Form 10-C, as filed with the Securities and Exchange Commission on May 22, 1996.

         2.5 The Registrant's Current Report on Form 10-C, as filed with the Securities and Exchange Commission on June 11, 1996.

         2.6 The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996.

         3. The Registrant's Proxy Statement dated March 8, 1996 for its 1996 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on March 8, 1996.

         4.1 The Registrant's Amended and Restated Certificate of Incorporation, as amended.

         4.2  The Registrant's By-Laws, as amended.

         4.3 The Rights Agreement dated July 28, 1989, as amended September 24, 1990, between the Registrant and The First National Bank of Boston, as Rights Agent.

         5. A specimen stock certificate representing the Registrant's Common Stock, $0.03 1/3 par value per share.

         6. The Registrant's Annual Report to Stockholders, mailed to stockholders of the Registrant with the Proxy Statement for the Company's 1996 Annual Meeting of Stockholders on March 8, 1996.


SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  IOMEGA CORPORATION



                                  By:   /s/ Robert J. Simmons
                                        Robert J. Simmons
                                        Treasurer

Date:  October 15, 1996